EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q2 FY2022 Financial Results

27% year-over-year revenue growth, 6% sequential quarter-over-quarter revenue growth

Positive operational cashflow

Management to host earnings call March 18th

Las Vegas, NV and Vancouver, B.C., Canada (March 18, 2022) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state US cannabis operator, is pleased to report its financial results for the second fiscal quarter ended January 31, 2022.

Q2 FY2022 Financial Summary (results expressed in USD$ unless otherwise indicated):

•	Reported Q2 FY2022 revenue of $8.05 million a 27% increase over Q2 FY2021 revenue of $6.32 million and a 6% increase over Q1 FY2022 revenue of $7.57 million;
•	Q2 FY2022 Gross profit of $3.02 million, a 10% increase over Q2 FY2021 Gross profit of $2.75 million;
•	Q2 FY2022 Net Operating Loss of $0.97 million;
•	Q2 FY2022 Net Loss of $2.72 million;
•	Basic and Diluted loss per share of $0.02;
•	Adjusted EBITDA loss of 0.40 million*;
•	Inventory of $4.07 million as of January 31, 2022;
•	At January 31, 2022, BaM had $4.62 million in cash and a working capital surplus of $4.07 million;
•	Total Assets were $53.93 million, Total Current Liabilities were $8.42 million and Total Liabilities were $21.20 million at January 31, 2022;
•	113,349,464 shares of common stock outstanding as of January 31, 2022 (113,349,464 as of March 17, 2022).

Operational Milestones for Q2 FY2022:

California:

•	Definitive agreement entered for acquisition of Seaside, California dispensary;
•	The Company took over management of Seaside dispensary operations effective December 1, 2021;
•	Local and State approval of change in ownership of the Seaside dispensary license received;
•	Consolidation of financials from Seaside dispensary for December 2021 and January 2022;
•	Rebranded the Long Beach ShowGrow dispensary to become a Body and Mind branded dispensary;
•	Manufacturing and Distribution facility in development stage with local approvals in process.

Nevada:

•	Completion of electrical power upgrade and distillation capacity project for Production facility to provide 10X increase in distillation capacity;

Ohio:

•	Increased production from the new Ohio production facility;
•	Body and Mind branded extracted products on dispensary shelves with an expanded product line in progress;
•	Secured high quality biomass for extracted products including shatter and live resin offerings.

Arkansas:

•	Cultivation operations produced first flower for wholesale and sales in Body and Mind dispensary;
•	Finalized phenotyping of Body and Mind strains and perpetual harvest operations established.

Michigan:

•	Continued vertical market expansion into Michigan;
•	Opened Muskegon, Michigan dispensary in February 2022;
•	Commenced construction to advance a Phase 1 cultivation and production facility with approximately 22,500 square feet of indoor cultivation and 7,500 square feet of production/manufacturing;
•	Confirmed initial power requirements are complete to the cultivation facility and pre-ordered long lead items;
•	Completed demolition within the existing structure, underground plumbing and concrete work for flooring and footings is underway.

Illinois

•	The Company has management agreements with two entities that have been identified in the Illinois Department of Financial and Professional Regulation (IDFPR) results of the Social Equity Justice Lottery as recipients of Conditional Adult-Use Cannabis Dispensary Licenses (Conditional Licenses) in the greater Chicago-area zone;
•	Final license awards by the Illinois Department of Financial and Professional Regulation (IDFPR) delayed due to litigation by other parties;
•	Identified and advanced strong real estate opportunities for dispensary locations.

“The Body and Mind team continued our growth strategy by funding the acquisition and consolidating the new Seaside, California dispensary as well as funding and opening our social equity license dispensary in Michigan. Our positive cash flow from operations reflects our commitment to lean, focused advances as we continue to grow our revenues with new operations in strong markets,” stated Michael Mills, CEO of BaM. “Our operations team has been working closely with the new Reef dispensary as the Company assumed operations in December and we have realized synergies across our California operations. The new Michigan Body and Mind branded dispensary opened in February and continues to ramp-up revenues. The Michigan cultivation and production facility is advancing well and has received all construction approvals with demolition complete, underground plumbing in place, and concrete pours for floors and footings progressing. We have expanded the Body and Mind brand through new product offerings in Ohio and Arkansas and will continue to develop our product lines in these limited license states.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net income (loss) from operations, which was presented above prior to the Adjusted EBITDA figure.

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The unaudited condensed consolidated interim financial statements for the quarter ended January 31, 2022 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be hosting a conference call to discuss its financial results on Friday, March 18th, 2022, at 2:00 p.m. Eastern Time.

Conference call details

Canada: 1-416-764-8659

North America toll-free: 1-888-664-6392

Confirmation No.: 37292270

A replay of the call will be available until March 25, 2022. The replay can be accessed as follows.

Encore replay -- Canada: 1-416-764-8677

Encore replay -- North America toll-free: 1-888-390-0541

Encore replay entry code: 292270 #

About Body and Mind Inc.

BaM is an operations focused US multi-state cannabis operator investing in high quality medical and recreational cannabis cultivation, production and retail.

BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

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Investor Relations

Jonathan Paterson

+1 475 477 9401

Jonathan.Paterson@Harbor-Access.com

Skanderbeg Capital Advisors

+1 604 687 7130

info@skanderbegcapital.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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